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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 27, 2005
                        (Date of earliest event reported)

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                           ARLINGTON HOSPITALITY, INC.
             (Exact name of registrant as specified in its charter)

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           Delaware                     0-15291                  36-3312434
(State or other jurisdiction      (Commission File No.          (IRS Employer
      of incorporation)                                      Identification No.)
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                        2355 South Arlington Heights Road
                                    Suite 400
                        Arlington Heights, Illinois 60005
                    (Address of Principal Executive Offices)

                                 (847) 228-5400
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

                               -----------------

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS (SEE GENERAL INSTRUCTION A.2. BELOW):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 2, 2005, Arlington Hospitality, Inc. (the "Company") and Stephen K. Miller, the Company's Senior Vice President of Real Estate and Business Development, entered into an amendment to Mr. Miller's employment agreement, as amended. The amendment provides that, beginning on January 1, 2005, Mr. Miller shall serve as the Company's interim chief executive officer until the earlier of April 30, 2005 or a successor is duly appointed by the Company's board of directors. The amendment extends the employment term from December 31, 2005 to April 30, 2006 and provides for an annual base salary of $185,000 which is increased to $200,000 for the period during which Mr. Miller serves as the interim chief executive officer. The amendment also provides that Mr. Miller shall receive severance equal to six month's base salary (at the $185,000 level) if his employment is terminated within twelve months of the Company hiring a full-time chief executive officer. Additionally, the amendment provides for Mr. Miller to receive a $20,000 bonus if he is employed by the Company on December 31, 2005 (or if his employment is terminated by the Company prior to such date other than for cause) and he successfully secures for the Company or a venture partner all debt and equity funding necessary to develop five hotels having at least seventy rooms on or before June 30, 2005.

On January 31, 2005, the Company and James B. Dale, the Company's Chief Financial Officer and Senior Vice President of Finance, entered into an amendment to Mr. Dale's employment agreement, as amended. The amendment extended the term of Mr. Dale's employment through June 30, 2006 and provides for an annual base salary of $168,000. The amendment also provides that if the Company terminates Mr. Dale's employment without cause, he shall be entitled to receive an amount equal to six-month's base salary payable in accordance with the Company's general payroll practice. Additionally, the amendment provides for Mr. Dale to receive a $10,000 bonus if he is employed by the Company on December 31, 2005 (or if his employment is terminated by the Company prior to such date other than for cause) and he facilitates a replacement line-of-credit for the Company's existing line-of-credit on or before March 31, 2005.

On January 31, 2005, the Company and Richard A. Gerhart, the Company's Senior Vice President of Hotel Operations, entered into an amendment to Mr. Gerhart's employment agreement. The amendment extended the term of Mr. Gerhart's employment through December 31, 2005 and provides for an annual base salary of $144,000. The amendment also provides that if the Company terminates Mr. Gerhart's employment without cause, he shall be entitled to receive an amount equal to six-month's base salary payable in accordance with the Company's general payroll practice; provided, however, if the termination is due to the Company outsourcing its hotel management functions to a third party and Mr. Gerhart does not accept employment with such third party, Mr. Gerhart's severance shall be extended to nine months.

ITEM 8.01 - OTHER ITEMS.

On January 27, 2005, the Company issued a press release announcing that it will transfer the listing of its Common Stock from the Nasdaq National Market to the Nasdaq SmallCap Market, commencing at the opening of business on January 28, 2005. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.



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ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS
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99.1     Press Release of Arlington Hospitality, Inc., dated January 27, 2005.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: February 2, 2005


                                         Arlington Hospitality, Inc.
                                         (Registrant)

                                         By: /s/ Stephen K. Miller
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                                                 Stephen K. Miller
                                                 Interim Chief Executive Officer

                                         By: /s/ James B. Dale
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                                                 James B. Dale
                                                 Senior Vice President and
                                                 Chief Financial Officer